Exhibit 24.1

GP GP MANAGEMENT CONTRACT

(AIG HIGHSTAR III, LLC)

This GP GP MANAGEMENT CONTRACT (this “Contract” or this “Agreement”) is executed on March 8, 2010 with effect as of April 30, 2009 (the “Effective Date”), by and between Highstar Capital LP, a Delaware limited partnership (“HCLP”), and AIG Highstar III, LLC, a Delaware limited liability company (the “GPGP”).

RECITALS

[REDACTED]

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Services to Be Provided.

[REDACTED]

2.    Compensation and Reimbursement.

[REDACTED]

3.    Effective Period of Contract; Amendments.

[REDACTED]

4.    Power of Attorney.  Any action or activity undertaken by HCLP under this Contract may be undertaken and conducted by HCLP in the name of, on behalf of and/or for the benefit of, the GPGP.  To that end, HCLP is hereby appointed as the attorney-in-fact for the GPGP, which power of attorney may only be used in connection with the performance of the Services, including those Services provided directly to any Controlled Entity on behalf of the GPGP.  The conduct of activities by HCLP under the GPGP’s name will not in any way constitute a transfer of any interest in the GPGP’s property to HCLP.  The appointment by the GPGP of HCLP as attorney-in-fact shall be irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the parties will be relying upon the power of HCLP to act as contemplated by this Contract, and shall survive the bankruptcy, liquidation or other incapacity of the GPGP.

5.    Liability; Indemnification.

[REDACTED]

6.    Name Change.  Upon the Effective Date, HCLP may remove “AIG” from the name of any subsidiary of the GPGP and any related vehicles.

7.    Non-Assignability.  This Contract may not be assigned by either party hereto without the prior written consent of the other party hereto.

8.    Governing Law.  This Contract, including its existence, validity, construction, and operating effect, and the rights of each party hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction.

9.    Notices.

[REDACTED]

10.  Further Assurances.  Each of the parties does hereby covenant and agree on behalf of itself, its successors and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Contract.

11.  Miscellaneous

a.     This Contract, together with any provisions of the Management Subcontract and the provisions of each Controlled Entity Agreement or the GPGP’s governing documents incorporated by reference herein, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

b.     If any provision of this Contract as applied to any party or any circumstances is determined by an arbitrator or any court having jurisdiction to be void, unenforceable or inoperative as a matter of law, then such provision shall be modified to the greatest extent legally possible so that the intent of this Contract may be legally carried out.  If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held void, unenforceable or inoperative as a matter of law in any respect or for any reason, then the validity, enforceability and operation of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each party’s rights and privileges shall be enforceable to the fullest extent permitted by law.

c.     This Contract may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement, binding on all parties hereto.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HCLP:

HIGHSTAR CAPITAL LP

			By:	Highstar Capital Holdings LLC, its general partner

				By:	/s/ Scott Litman
				Name:	Scott Litman
				Title:	Executive Vice President

GPGP:

AIG HIGHSTAR III, LLC

			By:	AIG HIGHSTAR (SPE) LLC, its managing member

				By:	PineBridge Investments LLC (successor to AIG Global Investment Corp.), its managing member

				By:	/s/ Win Neuger
				Name:	Win Neuger
				Title:	Chief Executive Officer

Approved by:

AIG HIGHSTAR (SPE) LLC

By:	PineBridge Investments LLC (successor to AIG Global Investment Corp.), its managing member

	By:	/s/ Win Neuger
	Name:	Win Neuger
	Title:	Chief Executive Officer

CHRISTOPHER LEE, in his capacity as “Independent Manager” of AIG Highstar (SPE) LLC

/s/ Christopher Lee

[Signature Page to Fund III GPGP Management Contract]